EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the use in this Registration Statement of Fist Busey Corporation on Form S-4 of our report dated February 17, 2005 on the financial statements of Tarpon Coast Bancorp, Inc., and to the reference to us under the heading “Experts” in the prospectus.

/s/ CROWE CHIZEK AND COMPANY LLC

Fort Lauderdale, Florida
April 6, 2005